Exhibit 99.1

MSCI Announces Plan to Return $1 Billion to Shareholders by 2016

  Board institutes dividend at an annual rate of $0.72 per share
  Significantly increases share repurchase authorization to $850 million, including a $300 million accelerated share repurchase program

NEW YORK--(BUSINESS WIRE)--September 18, 2014--MSCI Inc. (NYSE:MSCI), a leading provider of investment decision support tools worldwide, today announced that its Board of Directors has approved a plan to initiate a quarterly cash dividend and significantly increased the company’s share repurchase authorization. This enhanced capital return plan is expected to return approximately $1 billion to MSCI shareholders by the end of 2016.

MSCI will pay a regular quarterly cash dividend, the first in the company’s history, of $0.18 per share of common stock on October 31, 2014 to shareholders of record as of the close of trading on October 15, 2014. MSCI expects the initial annual dividend rate to be $0.72 per share.

In addition, the Board has increased its existing share repurchase authorization to $850 million from $300 million, including a new $300 million accelerated share repurchase (“ASR”) agreement with Goldman Sachs, to be entered into on September 18, 2014. MSCI expects to reduce its share count by approximately 4.5 million shares upon commencement of the $300 million ASR. The remaining $550 million authorization is expected to be utilized by the end of 2016 to repurchase MSCI common stock in the open market or in privately negotiated transactions from time to time based on market and other conditions. This authorization may be modified, suspended, terminated or extended by the Board at any time without prior notice.

“The plan we are announcing today to return $1 billion to MSCI shareholders by the end of 2016 is a reflection of the company’s strong financial and operating position and underscores our continued commitment to a disciplined and balanced approach to capital allocation,” said Henry A. Fernandez, Chairman and Chief Executive Officer. “In essence, this enhanced capital return plan is about rewarding our shareholders with both immediate value from accelerated share repurchases and recurring returns from a dividend, while we continue to invest in and grow our business.”

“Our markets are experiencing constant change and our sophisticated, global customer base has growing needs. As we discussed at our Investor Day and on our most recent quarterly call, we have increased our investments in new product development, sales and marketing, and client service during 2014 to keep pace with these trends. We will continue to invest in 2015, but we expect the rate of increase in our Adjusted EBITDA expenses1 to be lower than in 2014. As a consequence, we expect to generate higher profit growth next year as the rate of increase in our spending begins to subside. We are confident that our investments will enable us to generate double digit revenue growth - exclusive of any acquisitions - by 2016,” Mr. Fernandez concluded.

Robert Qutub, Chief Financial Officer, added, “The payment of a regular cash dividend to shareholders adds another element to our disciplined capital allocation strategy. We are targeting a payout ratio of 30% to 40% of Adjusted EPS2 and expect dividends to grow in line with earnings over time. We intend to fund the $1 billion capital return plan using cash on hand, including the proceeds from the recently completed sale of ISS, and future cash flows. In order to do so, we intend to refinance or amend our existing credit agreement. Additionally, we have modestly increased our long-term leverage target to 1.5 to 2.5 times our Adjusted EBITDA3, which will help MSCI optimize its cost of capital.”

The enhanced capital return plan announced today comes on top of the $300 million of capital that MSCI has returned to shareholders since December 2012 in the form of three separate $100 million ASRs. The most recent ASR, which was initiated in February 2014 and concluded in May 2014, enabled MSCI to repurchase a total of 2.3 million shares.

Additional Information Regarding the ASR

Under the ASR agreement, MSCI will pay Goldman Sachs $300 million in cash and expects to receive approximately 4.5 million shares of its common stock at the inception of the ASR and may receive from Goldman Sachs additional shares at or prior to maturity of the ASR agreement in 2015. The total number of shares to be repurchased will be based primarily on an arithmetic average of the volume-weighted average prices of MSCI common stock on each trading day during the repurchase period. This average price will be capped such that only under limited circumstances will MSCI be required to deliver shares or pay cash to Goldman Sachs at settlement. The company anticipates that all repurchases under the ASR will be completed by the end of the second quarter of 2015, although Goldman Sachs has the right to accelerate settlement of the ASR agreement under certain circumstances.

1 Adjusted EBITDA expenses represent operating expenses, less depreciation and amortization and the lease exit charge. See additional information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures."

2 Per share net income before income from discontinued operations, net of income taxes, and the after-tax impact of the amortization of intangible assets and the lease exit charge. See additional information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures."

3 Net Income before income from discontinued operations, net of income taxes, provision for income taxes, other expense (income), net, depreciation and amortization and the lease exit charge. See additional information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures."

About MSCI

MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI products and services include indexes, portfolio risk and performance analytics, and ESG data and research.

The company’s flagship product offerings are: the MSCI indexes with over $9 trillion estimated to be benchmarked to them on a worldwide basis1; Barra multi-asset class factor models and portfolio risk and performance analytics; RiskMetrics multi-asset class market and credit risk analytics; IPD real estate information, indexes and analytics; MSCI ESG Research screening, analysis and ratings; and FEA energy and commodities valuation models and risk management software. MSCI is headquartered in New York, with research and commercial offices around the world. MSCI#IR

1As of March 31, 2014, as reported on June 25, 2014, by eVestment, Lipper and Bloomberg

For further information on MSCI, please visit our website at www.msci.com

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2014, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its website and corporate Twitter account (@MSCI_Inc) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alert Subscription” section at http://ir.msci.com/alerts.cfm. The contents of MSCI’s website and social media channels are not, however, incorporated by reference into this release.

Notes Regarding the Use of Non-GAAP Financial Measures

Non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

Adjusted EBITDA is defined as net income before income from discontinued operations, net of income taxes, provision for income taxes, other expense (income), net, depreciation and amortization and the lease exit charge.

Adjusted EPS is defined as EPS before income from discontinued operations, net of income taxes, and the after-tax impact of the amortization of intangible assets and the lease exit charge.

Adjusted EBITDA expenses represent operating expenses, less depreciation and amortization and the lease exit charge.

We believe that adjusting for depreciation and amortization may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant a portion of their operating expenses represented by these items. Additionally, we believe that adjusting for income from discontinued operations, net of income tax, provides investors with a meaningful trend of results for our continuing operations. Finally, we believe that adjusting for one time and non-recurring expenses such as the lease exit charge is useful to management and investors because it allows for an evaluation of MSCI’s underlying operating performance. We believe that the non-GAAP financial measures presented in this release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA, Adjusted EBITDA expenses and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly-titled measures of other companies.

CONTACT:
W. Edings Thibault, + 1.212.804.5273
MSCI, New York
or
Media Enquiries:
Michele Clarke,+ 1.646.732.5079
MSCI, New York
or
Jo Morgan, + 44.20.7618.2224
MSCI, London
or
Nick Denton | Christian Pickel, + 44.20.3128.8754/8208
MHP Communications, London